Exhibit 99.1

CONTACT:	Kim Detwiler UNIVEST CORPORATION OF PENNSYLVANIA Vice President, Director of Corporate Communications 215-721-8396, detwilerk@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION DECLARES FOURTH QUARTER DIVIDEND

SOUDERTON, Pa., November 24, 2010 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), a full-service financial institution with 134 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions, declared today a $.20 per share quarterly cash dividend to be paid on January 3, 2011 to shareholders of record as of December 9, 2010.

About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties.   For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.